Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 14, 2005 relating to the financial statements and financial statement schedule, which appears in Magma Design Automation Inc.’s Annual Report on Form 10-K/A for the year ended April 2, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California April 3, 2007